1990 STOCK OPTION PLAN
                             FOR EMPLOYEES OF
                        ION LASER TECHNOLOGY, INC.


1.  Purpose

     The purpose of this Plan is to strengthen Ion Laser Technology, Inc. (the "Company"), by providing an additional means of retaining and attracting competent management personnel and by providing to participating employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company. This Plan seeks to accomplish these purposes and results by providing a means whereby employees may purchase shares of the Company's Common Stock ($0.001 par value per share) (herein called "Stock") pursuant to options which will qualify as either "incentive stock options" as defined in
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options.

2.  Administration

     This Plan shall be administered by the Board of Directors or, if the Board of Directors may so direct and authorize, by a duly appointed committee of not less than three (3) members of the Board of Directors having such powers as shall be specified by the Board of Directors (the "Committee"). (As used herein, the term "Administrator" shall refer to either the Committee or the Board of Directors, as the case may be.) If established by the Board of Directors, the Committee shall consist of members appointed to one-year terms by the Board of Directors, which may, from time to time, appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and fill vacancies however caused. A majority of the Committee, if appointed, shall constitute a quorum and the acts of a majority of the members present at any meeting either in person or by telephone at which a quorum is present or connected by telephone, or acts approved in writing by all of the members, shall be deemed the action of the Committee. Subject to the express provisions of this Plan, the Board of Directors shall have the authority to construe and interpret this Plan, and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absences which may be granted to participants without constituting a termination of their employment for the purposes of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The determination of the Board of Directors on the matters referred to in this section shall be conclusive. Each grant of an option under this Plan shall be subject to the execution of an option agreement which shall contain such terms and conditions as may be approved by the Administrator and shall be signed by an officer of the Company and the employee to whom such option is granted.

3.  Participation

     All employees (including officers) of the Company or of any present or future parent or subsidiary corporation (as those terms are defined in Sections 425(e) and 425(f) of the Code) shall be eligible to participate in this Plan. A director of the Company or any such parent or subsidiary corporation shall not be eligible to be granted an option unless the director is also an employee of the Company or any such parent or subsidiary corporation. Subject to the express provisions of this Plan, the Administrator shall, in its sole discretion, select the individuals from the eligible class to whom options may be granted, the terms and provisions of the respective option agreements (which need not be identical), whether each option is an incentive stock option or a nonqualified stock option, the times at which such options shall be granted, and the number of shares subject to each option. An employee who has been granted an option either under this Plan or under a prior plan of the Company, or both, may, if he is otherwise eligible, be granted an additional option or options if the Administrator shall so determine. Neither this Plan nor the grant of any option pursuant to this Plan shall confer any right upon any employee to have an option or additional options granted pursuant to this Plan. Notwithstanding any other provisions of this Plan to the contrary, no option intended to be an incentive stock option shall be granted to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company unless the option price is at least one hundred ten percent (110%) of the fair market value of the Stock at the time the option is granted and unless the option, by its terms is not exercisable after the expiration of five years from the date the option is granted. The determinations of the Administrator on the matters referred to in this paragraph shall be conclusive.

4.  Stock Subject to the Plan

     Subject to adjustments as provided in Section 12 hereof, the stock to be offered under this Plan shall be shares of the Company's Common Stock ($0.001 par value per share) (herein called "Stock") and the aggregate number of shares of Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 6,000,000 shares (subject to adjustments as provided in Section 12). The shares of Stock subject to this Plan may be, in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized and unissued shares or issued shares which shall have been reacquired by the Company. If an option granted under this Plan is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such options but as to which the options had not been exercised shall continue to be available under this Plan.

5.  Option Price

     The purchase price of Stock covered by each option shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value of such Stock on the date the option is granted. The purchase price of any Stock purchased shall be paid in full at the time of each such purchase. Payment for Stock purchased by exercise, in whole or in part, of the option may be tendered in the form of (i) cash, (ii) check, or (iii) shares of Stock in the Company which either have been owned by the optionholder for more than six months or were not acquired, directly or indirectly, from the Company, or (iv) any combination thereof. Shares of Stock tendered as full or partial payment upon the exercise of an option shall be accepted in lieu of cash or check in an amount equivalent to the full fair market value of such shares on the date of such exercise. For purposes of this Plan, the fair market value of a share of Stock on any particular date shall be the closing price for the Stock as quoted, for such date, on an established market on which the Stock may then be trading, or, in the event that the Stock is not traded on any established market, the fair market value of a share of Stock shall be determined in good faith by the Administrator in accordance with regulations of the United States Secretary of the Treasury relating to the valuation of stock subject to incentive stock options. The Company may, but shall not be obligated to, make loans to any participant including officers and directors of the Company on such terms and conditions as the Board of Directors of the Company may determine from time to time, in an amount sufficient to permit such participant to exercise an option granted under this Plan. No participant shall have any right to obtain a loan from the Company in connection with exercise of any option granted under this Plan, even if the Company may have made such loans to any other participants.

6.  Option Period

     Subject to earlier termination as hereinafter provided, each option and all rights and obligations thereunder shall expire on such date as the Administrator may determine, provided, however, that: (i) no option intended to be an incentive stock option shall be exercisable after the expiration of ten years after the date such option is granted, and (ii) no option intended to be a non-qualified stock option shall be exercisable after the expiration of ten years and one month after the date such option is granted.

7.  Annual Limitations on Stock Subject to Incentive Options

     The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which any option is exercisable for the first time by the grantee of such option during any calendar year, when aggregated with the fair market value, determined as to each option as of the time such option is or was granted, of the Stock subject to all other incentive stock options issued to such grantee under all plans providing for the issuance of incentive stock options maintained by the Company and by any parent or subsidiary of the Company which become exercisable for the first time during any calendar year, shall not exceed $100,000.

8.  Exercise of Options; Continuation of Employment

     In the event that the employment of any employee to whom an option is granted is terminated following the date of the granting of the option and such termination is for cause on the part of such employee, any option or options held by such employee under this Plan, to the extent not theretofore exercised, shall forthwith terminate. For purposes of the preceding sentence, the term "cause" shall mean proven or admitted theft, embezzlement, misappropriation of moneys, or similar dishonesty which constitutes a violation of the criminal statutes of the State of Utah, the United States, or any other jurisdiction in which such acts of dishonesty may occur. Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall confer upon any employee any right to continue in the employ of the Company or of any parent or subsidiary corporation of the Company or interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company to reduce his compensation from the rate in existence at the time of the granting of an option, but nothing contained herein or in any option agreement shall affect any contractual rights of an employee.

     An option granted under this Plan shall be exercisable, in whole or in part, immediately in full or in installments as determined by the Administrator. The Administrator shall also be authorized to establish the manner and effective date of the exercise of an option.

     If the holder of an option shall not in given installment period purchase all of the shares which he is entitled to purchase in such installment period, his right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of his option. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be carried forward in accordance with the preceding sentence and accumulated with other fractional interests. Not less than $250 worth of shares may be purchased at one time unless a lesser amount is the total amount at the time available for purchase under the option, in which case the total option may be purchased.

9.  Nontransferability of Options

     An option granted under this Plan shall, by its terms, be nontransferable by the optionholder other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

10.  Termination of Employment

     If the optionholder ceases to be employed by the Company or any parent or subsidiary of the Company for any reason other than his death, his option shall, subject to earlier expiration pursuant to Section 6 or termination for cause pursuant to Section 8, expire three months thereafter (or after such shorter period as may be provided in the option), and during such three-month period after he ceases to be an employee such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date of such cessation of employment. In the case of an employee whose employment terminates because of a disability as defined in Section 22(e)(3) of the Code, the three-month period of the foregoing sentence shall be one year.

11.  Death of Employee

     If an optionholder dies while he is employed by the Company or any parent or subsidiary of the Company, or during the three-month or one-year period (as the case may be) referred to in Section 10 hereof, his option shall, subject to earlier expiration pursuant to Section 6, expire one year after the date of such death (or after such shorter period as may be provided in the option, and during the one-year (or shorter) period after the optionholder's death such option may, to the extent that installments, if any, had accrued as of the date of the Employee's death or the termination of his employment, be exercised by the person or persons to whom the optionholder's rights under the option shall pass by his will or by the laws of descent and distribution.

12.  Adjustments Upon Changes in Capitalization

     If the outstanding shares of the Company are increased, decreased, or changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or other similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares or securities as to which options may be granted. A corresponding adjustment changing the number or kind of shares or securities and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without changing the total price applicable to the unexercised portion of the option but by adjusting the price for each share or security covered by the option.

     Upon the dissolution and liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company (or any other form of business combination requiring shareholder approval involving the Company) with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, this Plan shall terminate with the following exceptions: (i) any option then exercisable shall remain exercisable according to its stated terms; and (ii) any option that could for the first time have become exercisable based upon company performance in the then current fiscal year shall become exercisable at the end of such fiscal year whether or not the applicable performance criteria are met and such option shall remain exercisable as according to its terms.

     Adjustments under this section shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

13.  Amendment and Termination

     The Board of Directors of the Company may at any time suspend, amend, or terminate this Plan and may, with the consent of an optionholder, make such modifications of the terms and conditions of his option as it shall deem advisable; provided that, except as permitted under the provisions of Section 12 hereof, without further approval by the vote of the holders of a majority of the Company's outstanding shares having voting power, no amendment or modification may be adopted which would:

     (a) increase the aggregate number of shares as to which options may be granted under this Plan;

     (b)   change the minimum option price;

     (c) increase the maximum term of options provided for herein; and

     (d) permit the granting of options to anyone other than an employee of the Company or a parent or subsidiary of the Company.

     No option may be granted during any suspension or after any termination of this Plan. The amendment, suspension, or termination of this Plan shall not, without the consent of the optionholder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

14.  Time of Granting of Options

     The granting of an option pursuant to this Plan shall take place at the time of the Administrator's action, as described in Section 3 hereof; provided, however, that if the appropriate resolutions of the Administrator indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the Administrator is taken by unanimous written consent of the members of the Board of Directors or of the Committee, the action of the Administrator shall be deemed to be at the time the last such member signs the consent.

15.  Privilege of Stock Ownership; Purchaser for Investment

     The holder of an option shall not be entitled to the rights and privileges of ownership as to any shares of Stock not actually issued and delivered to him. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement relating to the Stock issuable upon exercise of the option and available for delivery to him a prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionholder shall represent and warrant in writing to the Company that the Stock purchased is being acquired for investment and not with a view to the distribution thereof. No shares shall be purchased upon the exercise of any option unless and until there is full compliance with any then applicable requirements of the United States Securities and Exchange commission, the state(s) having jurisdiction (and other regulatory agencies having jurisdiction) and of any exchanges upon which Stock of the company may be listed or regulatory bodies governing trading over the counter.

16.  Effective Date of the Plan

     This Plan shall be effective upon adoption thereof by the Board of Directors of the Company. The Plan shall be submitted for approval by the vote of the holders of a majority of the Company's outstanding shares entitled to vote thereon or the unanimous consent of the holders of the Company's outstanding shares entitled to vote thereon, such vote or consent to be obtained within twelve months before or after adoption of the Plan by the Board of Directors in order to meet the requirements of Section 422A(b)(1) of the Code. Any option granted pursuant to this Plan prior to approval of this Plan by the shareholders as provided in this Section 16 shall be expressly conditioned upon the obtaining of such approval and, if such approval is not obtained, any such option shall be void and of no effect, as if such option had never been granted.

17.  Termination

     Unless previously terminated by the Board of Directors, this Plan shall terminate ten years after the earlier of the date of its adoption by the Board of Directors or its approval by the shareholders of the company, and no options shall be granted under it thereafter, but such termination shall not affect any option theretofore granted. In the event that the holders of the company's outstanding shares do not approve this Plan as provided in Section 16 hereof, this Plan shall automatically terminate without any further action by the Board of Directors of the Company and all options theretofore granted pursuant to this Plan shall be void and of no effect.